UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2026

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 West Mendenhall, Suite 105 Bozeman, Montana	59715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 406-982-7276

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FICO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2026, Fair Isaac Corporation (the “Company”) entered into an amendment (the “First Amendment”) to its Third Amended and Restated Credit Agreement dated as of May 13, 2025, among the Company, the several banks and other financial institutions from time to time parties thereto, Wells Fargo Securities, LLC and BofA Securities, Inc., as Global Coordinators, Joint Lead Arrangers and Joint Bookrunners, and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent (the “Existing Credit Agreement” and as amended by the First Amendment, the “Credit Agreement”).

The First Amendment provides for an unsecured incremental term loan under the Credit Agreement that will mature on May 15, 2028 in the aggregate principal amount of $1.5 billion (the “Incremental Term Loan”) and makes certain other changes to the Existing Credit Agreement. The Company borrowed the full amount of the Incremental Term Loan on June 5, 2026, and will use these proceeds pursuant to the accelerated share repurchase program described in Item 8.01 below. The Credit Agreement also provides for the existing $1.0 billion unsecured revolving credit facility (the “Revolving Facility”), with an option for the Company to request additional incremental term loans and/or incremental increases to the Revolving Facility from time to time, in each case subject to the terms and conditions of the Credit Agreement.

Principal on the Incremental Term Loan is to be repaid in consecutive quarterly installments equal to (a) $75 million from September 30, 2026 through and including June 30, 2027 and (b) $112.5 million thereafter. The Company may prepay, without premium or penalty, in whole or in part, the Incremental Term Loan. The Incremental Term Loan is subject to customary representations and warranties and financial and other covenants and conditions, including certain customary events of default, consistent with the Existing Credit Agreement.

Interest on the loans under the Credit Agreement is based on (i) an adjusted base rate, which is the greatest of (a) the prime rate, (b) the federal funds rate plus 0.5% and (c) Daily Simple SOFR plus 1%, plus, in each case, an applicable margin, (ii) Daily Simple SOFR plus an applicable margin (or, if such rate is no longer available, a successor benchmark rate to be determined in accordance with the terms of the Credit Agreement), or (iii) term SOFR plus an applicable margin (or, if such rate is no longer available, a successor benchmark rate to be determined in accordance with the terms of the Credit Agreement). The applicable margin for base rate borrowings and for SOFR borrowings for the loans under the Credit Agreement is determined based on the Company’s consolidated leverage ratio. The applicable margin for the Incremental Term Loan for base rate borrowings ranges from 0.500% to 1.250% per annum and for SOFR borrowings ranges from 1.500% to 2.250% per annum. The applicable margin for loans under the Revolving Facility for base rate borrowings ranges from 0.000% to 1.000% per annum and for SOFR borrowings ranges from 1.000% to 2.000% per annum.

Wells Fargo and the other lenders party to the Credit Agreement may have performed and may continue to perform commercial banking and financial services for the Company and its subsidiaries for which they have received and will continue to receive customary fees.

The foregoing description of the First Amendment is a summary only and is qualified by reference to the First Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On June 8, 2026, the Company issued a press release announcing that it has replaced the remaining availability under the Company’s previous $1.5 billion stock repurchase program with a new stock repurchase program to acquire up to $2.0 billion of the Company’s outstanding common stock and that it has entered into an accelerated share repurchase (“ASR”) agreement with Wells Fargo Securities, Inc. (“Wells Fargo Securities”) for $1.5 billion of its common stock as part of such new stock repurchase program. Pursuant to the ASR, the Company will make an upfront payment of $1.5 billion to Wells Fargo Securities on June 8, 2026, and the Company expects to receive an initial delivery of approximately 1,055,100 shares of common stock. The total number of shares that the Company will ultimately repurchase under the ASR will be determined based on the volume-weighted average price of the Company’s common stock during the term of the ASR, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR agreement. The transactions under the ASR are expected to be completed by September 30, 2026. Following completion of the ASR, the Company expects to have $500 million remaining available under its stock repurchase authorization. The ASR agreement contains customary terms for these types of transactions.

A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference; provided, however, that information on or connected to the Company’s website or the website of any third-party hyperlinked from or referenced in the press release included as Exhibit 99.1 to this Current Report on Form 8-K is expressly not incorporated by reference into or intended to be filed as a part of this Current Report on Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

Except for historical information contained herein, the statements contained in this Current Report on Form 8-K that relate to the Company, its business, the First Amendment and the ASR are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of macroeconomic conditions on the Company’s business, operations and personnel, the success of the Company’s business strategies, the maintenance of its existing relationships and ability to create new relationships with customers, distributors and other business partners, its ability to continue to develop new and enhanced products and services and to enter new markets, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use or costs of consumer credit and other data, the failure to protect such data, the failure to realize the anticipated benefits of any acquisitions or divestitures, changes in interest rates, including changes to SOFR or the replacement of SOFR with a successor benchmark rate, the Company’s ability to comply with the financial and other covenants contained in the Credit Agreement, the Company’s ability to generate sufficient cash flow to service and repay indebtedness under the Credit Agreement, including the Incremental Term Loan, on the anticipated schedule, the ability to obtain additional incremental term loans and/or incremental increases to the Revolving Facility on favorable terms or at all, changes in the Company’s consolidated leverage ratio and the impact on applicable margins under the Credit Agreement, and material adverse developments or uncertainty in global economic conditions or in the markets or industries that the Company serves. Additional information on these risks and uncertainties and other factors that could affect the Company’s future results are described from time to time in the Company’s reports filed with the United States Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended September 30, 2025 and its subsequent filings with the SEC. If any of these risks or uncertainties materializes, the Company’s results could differ materially from its expectations. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise. This cautionary statement is applicable to all forward-looking statements contained in this Current Report on Form 8-K and any statements incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	First Amendment to Third Amended and Restated Credit Agreement among the Company, the several banks and other financial institutions parties thereto, and Wells Fargo Bank, National Association, as administrative agent, dated as of June 5, 2026

99.1	Press Release, dated June 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

By:	/s/ STEVEN P. WEBER
Steven P. Weber
Executive Vice President and Chief Financial Officer

Date: June 8, 2026